UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2011

HORIYOSHI WORLDWIDE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53976	98-0513655
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3113 South Grand Ave., Los Angeles, CA	90007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 741-1920

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 17, 2011, we accepted consents to act from Raymond A. Catroppa, Darren Takemoto and Kerry Chung. We increased the number of directors on our board of directors to four (4) and appointed Mr. Catroppa, Mr. Takemoto and Mr. Chung to fill the ensuing vacancy.

Raymond A. Catroppa

Raymond A. Catroppa has been our chief financial officer and secretary since November 5, 2010

Mr. Catroppa has an extensive background in capital markets and financial analysis that comes from the 26 years he has spent with top Wall Street firms in New York City, including Credit Suisse First Boston (CSFB), First Manhattan Corporation, Neuberger Berman and Cameron Associates. Mr. Catroppa has advised numerous public companies listed on the NASDAQ, NYSE and AMEX. In 2002, he received the designation of Chartered Financial Analyst (CFA) from the CFA Institute. He holds a B.A. in Economics from Stony Brook University and an M.B.A. in Finance from Fordham University in New York City.

We appointed Raymond A. Catroppa as a member to our board of directors due to extensive experience in capital markets.

Darren Takemoto

Mr. Takemoto has extensive experience in accounting, auditing, and financial analysis that comes from the 8 years he has spent working with top firms in public accounting and capital markets such as Deloitte LLP, Gursey | Schneider LLP, and Aria Partners G.P, LLC. In 2008, he received the designation of Certified Public Accountant (CPA) from the California Board of Accountancy. He holds a B.S. in Accounting from the University of Southern California.

We appointed Darren Takemoto as a member to our board of directors due to his experience in finance and accounting.

Kerry Chung

Mr. Chung has extensive experience in garment manufacturing and operations management that comes from the 10 years he has spent in apparel production in Los Angeles. He graduated with honors from the University of California, San Diego with a B.S. in Management Science and holds an M.B.A. from the University of Southern California where he specialized in Operations Consulting and Finance.

We appointed Kerry Chung as a member to our board of directors due to his experience in garment manufacturing.

Our board of directors now consists of Mitsuo Kojima, Raymond A. Catroppa, Darren Takemoto, and Kerry Chung.

There are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Catroppa, Mr. Takemoto nor Mr. Chung had or will have a direct or indirect material interest which would be required to be reported herein. There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIYOSHI WORLDWIDE INC.

/s/ Mitsuo Kojima
Mitsuo Kojima
President and Director

Date: November 17, 2011